UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 3, 2023
Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation of the United States	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Locust Street
Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	515-412-2100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if they registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Fitch Ratings, Inc. (Fitch) recently reduced the Federal Home Loan Bank of Des Moines’ (FHLB Des Moines) long-term credit rating from AAA to AA+ following its downgrade of the U.S. Government. The downgrade is not a reflection of FHLB Des Moines operations; it is solely tied to the U.S. Government downgrade.

With respect to the U.S. Government downgrade, Fitch cited “a high and growing general government debt burden, and the erosion of governance relative to 'AA' and 'AAA' rated peers over the last two decades that has manifested in repeated debt limit standoffs and last-minute resolutions.”

Fitch had previously placed both the U.S. Government and the Federal Home Loan Bank of Des Moines on “rating watch negative;” the negative watch will be replaced with “stable outlook.”

Not all Federal Home Loan Banks are rated by Fitch. FHLB Des Moines is rated by Fitch to support our efforts to assist housing finance agencies in our district.

FHLB Des Moines’ current long-term credit ratings are AAA by Moody’s and AA+ by both S&P and Fitch. FHLB Des Moines does not anticipate that this recent action by Fitch will have any effect on its ability to meet its members’ needs.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

August 4, 2023	By:	/s/ William W. Osborn

Name: William W. Osborn
Title: Chief Business Officer